EXHIBIT 99.1

FOR IMMEDIATE RELEASE

JOHN ALDEN JOINS THE BOARD OF DIRECTORS
OF ARKANSAS BEST CORPORATION

      (Fort Smith, Arkansas, May 13, 2005) — Arkansas Best Corporation (Nasdaq: ABFS) today announced that John W. Alden, former Vice Chairman of United Parcel Service of America, Inc. (UPS), has been appointed to the Arkansas Best Corporation Board of Directors, effective May 12, 2005.

      “John Alden has a great deal of transportation and logistics experience and we are excited and pleased to welcome someone of his stature to our board,” said Robert A. Young III, Arkansas Best Chairman and Chief Executive Officer.

      Mr. Alden, 63, spent 35 years with UPS in various management positions. He was named UPS Senior Vice President of Business Development in 1986 and was elected to the UPS Board of Directors in 1988. He served as the Vice Chairman of UPS from 1996 until his retirement in 2000. Currently, Mr. Alden serves as a director of Barnes Group, Inc., Dun & Bradstreet Corporation and Silgan Holdings, Inc.

      Arkansas Best Corporation, headquartered in Fort Smith, AR, is a transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of less-than-truckload (“LTL”) general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation. For more information, please visit www.arkbest.com.

Contact:	Mr. David E. Loeffler, Senior Vice President, Chief Financial Officer and Treasurer
Telephone: (479) 785-6157

Mr. David Humphrey, Director of Investor Relations
Telephone: (479) 785-6200

END OF RELEASE